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                                                                   EXHIBIT 10.05




             AMENDED AND RESTATED STOCKHOLDERS AGREEMENT FOR SHARES
                  ISSUED UNDER 1992 INCENTIVE STOCK OPTION PLAN


            AGREEMENT, dated the ____ day of __________, 199__ between ATLANTIC DATA SERVICES, INC., a Massachusetts corporation (herein called the "Corporation") and _________ (herein called the "Shareholder"),

                                   WITNESSETH:

            WHEREAS, the Corporation has granted Shareholder under the terms of the Corporation's 1992 Incentive Stock Plan (the "Plan") the right and option (the "Option") to purchase ________ shares of Common Stock Class A, one cent par value of the Corporation (the "Shares") for $0.91 per share; and

            WHEREAS, Shareholder desires to exercise such Option for said Shares of the Corporation; and

            WHEREAS, in furtherance of the Plan, the parties hereto desire to set forth certain terms and conditions with respect to the use, ownership and transfer of the Shares by the Shareholders.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual provisions herein contained, each of the parties hereto, for himself or itself, and for his or its heirs, representatives, successors and assigns agrees with every other party hereto as follows:


                                    ARTICLE 1

                            INVESTMENT REPRESENTATION

1.01 Shareholder has exercised its option to purchase the Shares of the Corporation as granted pursuant to the Plan and Option and delivers herewith his check payable to the order of the Corporation in the amount of $________ (the "Purchase Price") representing payment in full for said Shares so subscribed for. The Corporation hereby acknowledges receipt of such payment by Shareholder and has delivered to Shareholder a certificate registered in his name for the Shares of the Corporation. Shareholder hereby acknowledges receipt of such Shares.

1.02 Shareholder represents and warrants to the Corporation that the Shares have been purchased for investment within the meaning of the Securities Act of 1933 (the "Act") and agrees that notwithstanding any other term or provision of the Plan, the Option or this Agreement, they may not, and will not, be offered or sold without an effective Registration Statement under the Act and the Massachusetts Uniform Securities Act (namely, Massachusetts General Laws Chapter
            110A) (the "State Act") or an opinion of counsel satisfactory to the Corporation to the effect that the proposed transaction will be exempt from registration under the Act and the State Act. Nothing contained in the Plan,
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            the Option or Articles 2 or 3 hereof shall constitute a waiver of the requirements of this Section 1.02.

                                    ARTICLE 2

                            RESTRICTIONS DURING LIFE

2.01 Shareholder's Obligations to Offer Shares to Corporation - Shareholder shall not, during his lifetime, sell, assign, transfer, pledge or otherwise, directly or indirectly, dispose of, or encumber (all such dispositions shall hereafter be referred to by use of the verb "dispose") any of his Shares of the Corporation to, or with, any other person, firm or corporation (including, without limitation, dispositions to any other shareholder and dispositioning by gift) unless (a) the Shareholder shall have first made the offer to sell hereinafter described in this Article 2 (the "Offer") and such Offer shall not have been accepted by the Corporation and (b) thereafter, the Shareholder shall have compiled with the Right of First Refusal set forth in Article 3 hereof and the Corporation shall have elected not to exercise its rights thereunder. In any event, no Shares shall be sold or offered for sale by Shareholder in violation of the Plan, the Option or Section 1.02 hereof.

2.02 Offer by Transferor - The Offer shall be given (the date on which such Offer is given is hereinafter called the "Offer Date") to the Corporation and shall consist of a written offer to sell all the Shares of the Corporation which the Shareholder then intends to dispose of (said shares are hereinafter called the "Offer Shares") to which written Offer shall be attached a statement of intention to dispose of the Offered Shares, the number of shares involved and the price at which it would be willing to sell such shares.

2.03 Rights of Corporation - The Corporation may elect to purchase all, but not less than, all of the Offered Shares by giving written notice to the Shareholder within thirty (30) days of the Offer Date which (a) shall state whether or not the Corporation elects to exercise its option and (b) shall fix a date and time (herein called "Closing Date") for the closing of the purchase of such stock which shall be not less than twenty (20), nor more than sixty (60), days after giving of such notice by the Corporation.

2.04 Effect of Failure to Give Notice - Failure by the Corporation to give notice required of it pursuant to the foregoing Sections within the time limits therein provided shall be deemed an election by said Corporation not to exercise the subject rights.

2.05 Failure to Subscribe All Offered Shares - If the Corporation shall fail to exercise the respective right and option provided in this
            Article 2 to acquire all of the Offered Shares owned by the Shareholder, the Shareholder shall (subject to the Corporation's further Right of First Refusal set forth in Article 3 hereof and subject to the other restrictions set forth in the Plan and/or on the stock certificate for such Shares) be free to sell all the Offered Shares, only if such sale is bona fide and is consummated in strict accordance with the terms of the Offer within ninety (90) days after the expiration of the Corporation's Right of First Refusal, and if no such third party transfer or encumbrance is consummated within such period, such Offered Shares shall, again, become subject to all the restrictions of this Agreement and the rights of Corporation hereunder and under
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            Article 3 in the same manner as if no notice of Offer had been given; and, in any event, such Offered Shares shall, again, be subject to these restrictions and to the terms of this Article 2,
            Article 3, 8 (and to all other restrictions and terms set forth in this Agreement, the Option and the Plan) in the hands of the third-party purchaser or lienor if such disposition is effected.

2.06 Payment of Purchase Price - If the Corporation shall exercise any right described in this Article 2, then the Corporation shall pay to the Shareholder on the Closing Date, an amount equal to the Purchase Price (as hereinafter defined) for the Shares purchased, either in cash or by certified or official bank check.

2.07 Purchase Price - The Purchase Price for the Offered Shares shall be the price set forth in the Offer.

2.08 Assumption on Sale - Shareholder shall not sell or otherwise transfer any of the Shares of the Corporation held by him unless the transferee thereof shall agree to be bound by the terms of this Agreement by an instrument in writing directly with the Corporation, an executed copy of which shall have been furnished to the Corporation; such transferee, however, by the acceptance of such Shares shall thereupon become a party to this Agreement, bound by all the terms hereof, without further action and, specifically, whether or not such transferee shall have executed such an instrument. Shareholder is not presently, and shall not at any time, except as expressly permitted hereby, become a party to any voting trust or other agreement with respect to Shares owned by him which would, in any way, impair the rights of the Corporation.

2.09 Assignment of Corporation's Purchase Rights - If, at any time, the Corporation shall have the right to purchase any Offered Shares pursuant to the provisions of this Article 2 or Article 3, the Corporation may, by a two-thirds vote of the Board of Directors, assign any such right to any officer, director, or employee of the Corporation, in such proportions as the Board may determine. All provisions of this Agreement shall remain applicable to any shares purchased by any such officer, director, or employee pursuant to such assignments.

2.10 Circumstances Under Which an Offer is Deemed Made - If a Shareholder shall attempt to assign, transfer, pledge, hypothecate, or otherwise encumber or dispose any of his Shares without complying with the terms of this Agreement, the Option and the Plan, or if the Shares, or any part thereof, shall be executed against, or voluntarily subjected to encumbrance, or if he shall attempt to sell any of his Shares other than in compliance with the terms of this Agreement, the Option and the Plan, or if a Shareholder shall initiate or have initiated against him, a bankruptcy or insolvency proceeding which is not discharged within ninety (90) days of the commencement thereof or if Shareholder ceases to be employed by the Corporation (or in the case of a non-employee, director, ceases to be a director of the Corporation) (whether voluntarily or involuntarily) or if Shareholder dies, such Shareholder shall be deemed to have given an Offer to the Corporation under Section 2.02 of this Agreement with respect to all Shares owned by him, with the Offer Date being the date upon which each member of the Board of Directors has actual notice thereof.
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                                    ARTICLE 3

                             RIGHTS OF FIRST REFUSAL

3.01 Corporation and Shareholder agree that if the Corporation shall not elect to purchase the Offered Shares pursuant to the Corporation's rights under Article 2 of this Agreement and if Shareholder, nevertheless, desires to sell the Offered Shares and shall have received a bona fide offer from a third party to purchase the same, Shareholder shall first offer the Offered shares for sale to the Corporation. Such offer shall be at the price and upon the other terms and conditions embodied in the Shareholder's offer from the third party and as provided in this Article 3. Such offer by Shareholder to the Corporation shall also give the name and address of each prospective purchaser of the Shares. Corporation shall have the longer of (i) thirty (30) days, if the value of such offer is readily ascertainable or (ii) the time required for an accurate determination of the value of such offer (if such offer shall not be a cash or equivalent transaction) plus fifteen days, in which to elect to purchase the offered interest from the Shareholder, upon the price, terms and conditions set forth in said notice.

3.02 If the Corporation elects to purchase, the Shareholder shall sell the Offered Shares and the Corporation shall purchase the Offered Shares (subject to and with the benefit of (i) the continued application of Articles 2 and 3 of this Agreement to any subsequent sale of Shares if the Shares being sold do not include all of the Shares included in the original Offer under Article 2. The closing of the purchase shall occur at the offices of the Corporation upon the later to occur of (a) thirty (30) days after the date of acceptance of such offer by the Corporation or (b) the date set for closing in the Offer, and each party shall deliver such documents and take such action in connection with the closing as is required by the Offer.

3.03 If the Corporation shall fail to give notice of election to purchase the Offered Shares, or after giving notice of election to purchase the Offered Shares, shall fail to perform its obligation pursuant thereto, the Shareholder shall (subject to other restrictions set forth in the Plan the other restrictions appearing in the Stock Certificates) be free to sell the Offered Shares but only for the price and upon the terms and conditions set forth in the Offer, only to the purchase named therein and only if such sale is bona fide and is consummated in strict accordance with the terms of the Offer within ninety (90) days after expiration of the Corporation's rights under this Article 3 and if no such third party transfer is consummated within such period, such Offered Shares shall, again, become subject to all the restrictions of this Agreement (and other applicable provisions of the Plan) and all of the rights of the Corporation under Articles 2 and 3, in the same manner as if no notice of Offer had first been given under Article 2 of this Agreement, and, in any event, such Offered Shares shall, again, be subject to the terms and provisions of this Agreement in the hands of the third party purchaser if such disposition is effected. No offer or sale shall be made to any third party purchaser without compliance with Section 1.02 hereof.
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                                    ARTICLE 4

                        PURCHASE BY CORPORATION HEREUNDER

4.01 Whenever Corporation, pursuant to this Agreement, shall purchase any Shares, each selling Shareholder shall do all things and execute and deliver all papers as the Corporation may deem reasonably necessary to consummate such purchase.


                                    ARTICLE 5

                                 PURCHASE PRICE

5.01 The purchase price for Shares as set forth in Section 2.07(b) in this Agreement (the "Price") shall be determined by multiplying the price per share (the "Share Price") by the number of shares of Stock being acquired. The Share Price shall be equal to the price per share of Common Stock Class A last established by the Board of Directors of the Corporation and in effect on the date the offer is made.

5.02 The determination by the Corporation's Board of Directors of the Share Price shall be final, binding, and conclusive upon all parties hereto and their legal representatives.


                                    ARTICLE 6

                            BAR AGAINST ENCUMBRANCING

6.01 Notwithstanding anything contained in this Agreement to the contrary, Shares may not be voluntarily mortgaged, pledged, hypothecated, collaterally assigned or otherwise encumbered as security for any loan or other obligation without first obtaining the written consent of all parties bound by the terms of this Agreement.


                                    ARTICLE 7

                        ENDORSEMENT ON SHARE CERTIFICATES

7.01 Each certificate representing Shares of the Corporation now or hereafter held by the Shareholder shall be stamped with a legend in substantially the following form-(in addition to the legend required under Section 4(L) or the Plan):

            "The transfer of the shares represented by the within certificate is restricted under the terms of an agreement between the holder and the Corporation dated __________, 199__, a copy of which is on file at the office of the Corporation. These shares have been purchased for investment within the meaning of the Securities Act of 1933 and they may not be offered or sold without an effective Registration Statement under that Act or an opinion of counsel satisfactory to the Company to the effect that the proposed transaction
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            will be exempt from registration. The shares represented by this
            Certificate have been issued pursuant to the Limited Offering Exemption under Section 402(b) (9) of the Massachusetts Uniform Securities Act and may not be offered or sold to a person without an effective Registration Statement under that Act or an opinion of counsel satisfactory to the Corporation to the effect that the proposed transaction will be exempt from registration. Preferences, voting powers, qualifications and rights (including, without limitation, exchange and conversion rights) attributable to various classes of stock of the Company exist and vary among the different classes of stock of the Company. The Company will furnish a copy thereof to the holder hereto without charge."


                                    ARTICLE 8

                    MANDATORY TRANSFER OR EXCHANGE OF SHARES

8.01 Upon the occurrence of a Triggering Event (as said term is hereinafter defined), the Corporation shall have the right (the "Mandatory Sale Right") to require, at its option, that Shareholder sell and transfer all of the Shares to, at the option of the Corporation, either the Corporation or the purchaser of the Control Shares (as said term is hereinafter defined) in connection with such Triggering Event. In such case, the purchase price shall be an amount equal to the Mandatory Sale Price, (as said term is hereinafter defined). If the Triggering Event involves an exchange of all, but not less than all, of the Control Shares for shares of another corporation, partnership, limited partnership, trust or other entity (an "Exchange Entity") or a combination of the sale some of the Control Shares and an exchange for the balance of the Control Shares, then, upon the occurrence of such Triggering Event, the Corporation shall also have the right (the "Mandatory Exchange Right") to require, at its option, that Shareholder exchange all of the Shares for shares or other securities in the Exchange Entity at the same per share exchange ratio applicable to the Control Shares of the Major Shareholders which are exchanged in such transaction or, at the option of the Corporation, the Corporation may require that the Shareholder sell and transfer all of the shares to, at the option of the Corporation, either the Corporation or the Exchange Entity, in which case, the purchase price shall be an amount equal to the per share price payable to the Major Shareholder for the Control Stock in connection with such Triggering Event. It is expressly understood and agreed that for purposes hereof the term "Triggering Event" shall include the exchange by the Major Shareholders (or the combined sale and exchange by the Major Shareholders) of all the Control Shares then owned by such Major Shareholders for stock or other securities of an Exchange Entity or for stock and cash. For purposes hereof, an Exchange Entity will only include Persons who are Qualified Purchasers (as said term is hereinafter defined). The Corporation may exercise such Mandatory Sale or Exchange Right at any time after the occurrence of a Triggering Event through and including the date of closing of the transaction contemplated by the Triggering Event. The closing of any such purchase, sale or exchange of the Shares in connection with the exercise of such Mandatory Sale or Exchange Right shall occur simultaneously with the closing of the transfer or exchange (as the case may be) of the Control Shares (as said term is hereinafter defined) in connection with the applicable Triggering Event.
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8.02        Tenders - All shares which the Corporation or the purchaser in connection with a Triggering Event purchases or is to receive in an exchange under this Article 8 shall be tendered to the Corporation or to such designated purchaser at the principal office of the Corporation, or at such other reasonable place as the Corporation may require, at a reasonable date and time specified by the Corporation (but, in any event, if the Corporation so elects within seven (7) days after the Corporation's notice to the Shareholder of the exercise of such Mandatory Sale or Exchange Right) by delivery of certificates representing such Shares, endorsed in blank and in proper form for transfer against payment of the purchase price in cash or by certified or bank check (or for exchange, as the case may be, for stock of an Exchange Entity). If the transaction contemplated by the Triggering Event giving rise to the exercise of the Mandatory Sale or Exchange Right shall not close, then the Corporation shall be under no obligation to purchase or exchange, or cause the purchase, of such Shares pursuant to this Article 8 and shall have no liability or obligation to the Shareholder in connection therewith. The Corporation shall have the right to extend the Closing Date of the sale or exchange contemplated by the exercise of the Mandatory Sale or Exchange Right from time to time by written notice to the Shareholder but in no event shall the Corporation have the right to extend such sale beyond the date for closing the sale or exchange by the Major Shareholders in connection with the Triggering Event as such date may be extended from time to time. If a sale or exchange hereunder does not close because the transaction giving rise to the applicable Triggering Event does not close, the Shares shall, nevertheless, remain subject to all the terms and provisions of this Agreement and all of the rights of the Corporation under this Article 8 in the same manner as if no Triggering Event had occurred.

8.03 As used herein, the term "Triggering Event" shall mean the sale and transfer by Robert Howe, William Gallagher, Lee Kennedy, and General Atlantic Partners II, L.P. ("GAP"), a Bermuda corporation (collectively, the "Major Shareholders" which term shall also include the successors and assigns of the named Major Shareholders with respect to their Control Shares) to a person(s), corporation, partnership, limited partnership, trust or other entity (collectively, a "Person") of all (but not less than all) of the Common Stock, Par Value $.01 per share and Special Common Stock, Par Value $.01 per share of the Corporation then owned, in the aggregate, by the Major Shareholders (such Common Stock and Special Common Stock being hereinafter collectively referred to as the "Control Shares") to a Person (a "Qualified Purchaser") who is not
            (i) a Major Shareholder, (ii) a trustee of a trust established by a Major Shareholder, (iii) a family member of a Major Shareholder,
            (iv) a Person or Persons 51% or more of the capital stock of which is owned or controlled, directly or indirectly, or through one or more intermediaries, by one or more Major Shareholders (except where GAP is the only Major Shareholder which owns or controls such interest) or (v) a Person (except GAP and the persons who own or control GAP) (collectively, "Affiliates"). The term "Triggering Event" shall also include certain exchanges of Control Shares for shares in Exchange Entities as more particularly set forth in
            Section 8.01. It is expressly agreed that sales and/or transfers of the Control Shares to any Affiliate (except GAP and affiliates of
            GAP) shall not constitute a Triggering Event and that sales and/or transfers of less than all of the Control Shares of all Major Shareholders shall not constitute a Triggering Event. As used herein, the term "Mandatory Sale Price" shall mean an amount equal to (a) the
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            product of (i) the number of Shares being transferred by the
            Shareholder hereunder and (ii) the per share price payable to the Major Shareholders for the Control Stock in connection with the applicable Triggering Event.


                                    ARTICLE 9

                              SPECIFIC PERFORMANCE

9.01 Shareholder acknowledges that it will be impossible to measure in money the damage to the Corporation if there is a failure to comply with any of the restrictions or obligations herein imposed upon the disposition of his Shares, or a failure to comply with the provisions of Articles 1, 2, 3, 6, and 8 hereof or any provision of the Plan or Option, and agrees that in the event of any such failure, the Corporation will not have an adequate remedy at law.

9.02 It is therefore agreed that the Corporation, in addition to any other rights or remedies which it has, shall be entitled to immediate injunctive relief to enforce such restrictions, obligations or provisions, or any of them, and that in the event any action or proceeding is brought in equity to enforce the same, no Shareholder will urge, as a defense, that there is an adequate remedy at law.


                                   ARTICLE 10

                                     NOTICES

10.01 Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery or by registered or certified mail which shall be addressed, in the case of the Corporation, to its principal office, and in the case of the Shareholder, to his address appearing on the books of the Corporation or his residence or to such other address as may be designated by him. Each such notice shall be dated as of the date of its mailing and shall be deemed given, delivered, and completed on the date of mailing thereof provided it is received in due course or, in the case of hand delivery, on the date of delivery.


                                   ARTICLE 11

                               INVALID PROVISIONS

11.01 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
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                                   ARTICLE 12

                                  MODIFICATION

12.01 No change or modification of this Agreement shall be valid unless the same be in writing and signed by all the parties hereto.


                                   ARTICLE 13

                             NO SEPARATE ASSIGNMENT

13.01 Except as otherwise expressly permitted by the terms of this Agreement, the right granted under this Agreement may not be severed from the Shares or separately assigned, sold or otherwise transferred.


                                   ARTICLE 14

                                  MISCELLANEOUS

14.01 No waiver by a party hereto of a breach of any condition, term or provision of this Agreement shall be deemed a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereto.

14.02 This Agreement is made pursuant to, and shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as of the date hereof. It sets forth the entire agreement among the parties concerning the subject matter thereof, and any amendment or modification will be effective only if in writing and signed by the parties affected thereby. Time is of the essence of this Agreement for all purposes. Any provisions in the Articles of Incorporation of the Bylaws of the Corporation purporting to effect restrictions on the transfer of Stock are in addition to the restrictions contained herein.

14.03 This Agreement shall supersede and replace all prior agreements between the Corporation and any other party hereto relating to the same subject matter. Except as set forth in Section 14.04 below, this Agreement shall continue in full force and effect so long as the Shares shall remain issued and outstanding. This Agreement shall bind and benefit the parties hereto and their respective successors and legal representatives.

14.04 The restrictions on transfer of the Shares contained in Articles 2, 3,6 and 8 shall terminate on the earliest to occur of: (i) ten years from the date hereof or (ii) a distribution to the public of shares of common stock of the Company for an aggregate public offering price of at least $10 million pursuant to an effective registration statement filed under the Act or any successor statute.
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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        ATLANTIC DATA SERVICES, INC.


                                        By:_____________________________________

                                        Its:____________________________________


                                        SHAREHOLDER:


                                        ________________________________________